AMENDMENT TO

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

This Amendment to Amended and Restated Administrative Services Agreement (the “Amendment”) is made and entered into as of December [18], 2020 between RBC Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Schedule A hereto (each, a “Fund” and collectively, the “Funds”), and RBC Global Asset Management (U.S.) Inc., a Minnesota corporation (the “Administrator”).

WHEREAS, the Trust and the Adviser previously entered into that certain Amended and Restated Administrative Services Agreement, dated as of October 1, 2019 (as amended, restated, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Trust and the Administrator wish to amend the Agreement to reflect the addition of RBC Small Cap Growth Fund.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Schedule A of the Agreement shall be replaced in its entirety with the updated Schedule A attached hereto.

2.

The Agreement, as modified herein, shall continue in full force and effect, and nothing herein shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

RBC FUNDS TRUST

By:
Name: Kathy Hegna
Title: Chief Financial Officer and Treasurer

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.

By:
Name: Carol Kuha
Title: Chief Operating Officer

Schedule A

Access Capital Community Investment Fund

RBC BlueBay Emerging Market Debt Fund

RBC BlueBay Global Bond Fund

RBC BlueBay High Yield Bond Fund

RBC Emerging Markets Equity Fund

RBC Emerging Markets Small Cap Equity Fund

RBC Emerging Market Value Equity Fund

RBC Enterprise Fund

RBC Global Opportunities Fund

RBC Impact Bond Fund

RBC International Opportunities Fund

RBC Microcap Value Fund

RBC Short Duration Fixed Income Fund

RBC Ultra-Short Fixed Income Fund

RBC Small Cap Core Fund

RBC Small Cap Growth Fund

RBC Small Cap Value Fund

RBC SMID Cap Growth Fund

U.S. Government Money Market Fund